Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Sprint Nextel Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-138548) and Form S-8 (No. 333-42077, No. 333-68737, No. 333-56938, No. 333-59124, No. 333-76783, No. 333-92809, No. 333-54108, No. 333-75664, No. 333-103691, No. 333-105244, No. 333-111956, No. 333-115621, No. 333-115607, No. 333-115609, No. 333-124189, No. 333-127426, No. 333-130277 and No. 333-142702) of Sprint Nextel Corporation of our report dated February 27, 2009, with respect to the consolidated balance sheets of Sprint Nextel Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Sprint Nextel Corporation.

Our report dated February 27, 2009 refers to a change in the method of quantifying errors in 2006.

/s/ KPMG LLP

Kansas City, Missouri

February 27, 2009